As filed with the Securities and Exchange Commission on April 24, 2013
Registration Statement No. 333-166568

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FURNITURE BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0337683 (IRS Employer Identification No.)

1 North Brentwood Blvd.
St. Louis, Missouri 63105
(314) 863-1100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 Employee Stock Purchase Plan
(Full title of plan)

Meredith M. Graham, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105
(314) 863-1100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Christine M. Pallares, Esq.
Hogan Lovells US LLP
875 Third Avenue
New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

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On May 6, 2010, Furniture Brands International, Inc. (the “Company”) registered 1,500,000 shares of its common stock for issuance under the Furniture Brands International, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-166568, filed with the Securities and Exchange Commission. On February 7, 2013 the Plan was terminated. This Post-Effective Amendment No. 1 is being filed to deregister 1,355,569 shares of the Company’s common stock, and associated rights to purchase shares of Series B Junior Participating Preferred Stock, of the Company, that have not yet been issued under the Plan.

Accordingly, the Company hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-166568, 1,355,569 shares of its common stock, and associated rights to purchase shares of Series B Junior Participating Preferred Stock, that have not been and will not be issued under the Plan.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 24, 2013.

Furniture Brands International, Inc.

By: /s/ Ralph P. Scozzafava
Ralph P. Scozzafava
Chairman of the Board and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of April 24, 2013, by the following persons in the capacities indicated.

Signature	Title
/s/ Ralph P. Scozzafava	Chairman of the Board, Chief Executive
Ralph P. Scozzafava	Officer and Director (Principal Executive Officer)

/s/ Vance C. Johnston	Chief Financial Officer
Vance C. Johnston	(Principal Financial Officer)

/s/ Richard R. Isaak*	Controller
Richard R. Isaak	(Principal Accounting Officer)

/s/ Ira D. Kaplan*	Director
Ira D. Kaplan

/s/ Ann S. Lieff	Director
Ann S. Lieff

/s/ Aubrey B. Patterson*	Director
Aubrey B. Patterson

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/s/ George E. Ross, Ph.D.	Director
George E. Ross, Ph.D.

/s/ Kent J. Hussey	Director
Kent J. Hussey

/s/ James M. Zimmerman*	Director
James M. Zimmerman

* By: /s/ Ralph P. Scozzafava
Ralph P. Scozzafava
Attorney-in-Fact

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